EXECUTION COPY                                                     EXHIBIT 10.10

                                                         CONFIDENTIAL TREATMENT
                                                         HAS BEEN REQUESTED WITH
                                                         RESPECT TO THE PORTIONS
                                                         OF THIS EXHIBIT AS
                                                         INDICATED HEREIN.


                              Dated 11th June, 1999


                        ELAN PHARMACEUTICAL TECHNOLOGIES
                       A DIVISION OF ELAN CORPORATION, PLC


                                       AND


                        ELAN PHARMA INTERNATIONAL LIMITED


                                       AND


                                  MINIMED INC.


                       LICENCE AND MANUFACTURING AGREEMENT

                                    CONTENTS

CLAUSE 1        PRELIMINARY

CLAUSE 2        APPOINTMENT & LICENCE

CLAUSE 3        INTELLECTUAL PROPERTY

CLAUSE 4        PROJECT TEAM AND PROJECT MANAGEMENT

CLAUSE 5        TECHNOLOGY TRANSFER

CLAUSE 6        FACILITY, EQUIPMENT & COMPONENTS

CLAUSE 7        REGISTRATION OF THE CONTINUOUS SYSTEM

CLAUSE 8        MANUFACTURE & SUPPLY OF THE CONTINUOUS SYSTEM

CLAUSE 9        CHANGE IN SPECIFICATIONS / MANUFACTURING PROCESS

CLAUSE 10       FINANCIAL PROVISIONS

CLAUSE 11       PAYMENTS, REPORTS AND AUDITS

CLAUSE 12       DURATION AND TERMINATION

CLAUSE 13       CONSEQUENCES OF TERMINATION

CLAUSE 14       WARRANTY AND INDEMNITY

CLAUSE 15       CUSTOMER COMPLAINTS AND CONTINUOUS SYSTEM RECALL

CLAUSE 16       MISCELLANEOUS PROVISIONS


SCHEDULE 1      ELAN PATENTS

SCHEDULE 2      SYSTEM SPECIFICATIONS

SCHEDULE 3      PACKAGING SPECIFICATIONS

SCHEDULE 4      PROJECT

SCHEDULE 5      ROYALTIES

THIS AGREEMENT is made on 11th June, 1999.


BETWEEN:

(1) ELAN PHARMACEUTICAL TECHNOLOGIES, a division of Elan Corporation, plc, a company incorporated in Ireland having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland;

(2) ELAN PHARMA INTERNATIONAL LIMITED, a company incorporated in Ireland having its registered office at WIL House, Shannon Business Park, Shannon, Co. Clare, Ireland; and

(3) MINIMED INC., a company incorporated under the laws of the State of Delaware having its principal place of business at 12744 San Fernando Road, Sylmar, California CA 91342, United States of America.


RECITALS:


A. ELAN is beneficially entitled to the use of various patents, including the ELAN PATENTS, which have been granted or are pending under the International Convention in relation to the development and production of subcutaneous micro-infusion pump devices, methods of drug delivery using such devices and drug specific dosage forms for pharmaceutical products, devices and processes.

B. ELAN has developed the CONTINUOUS SYSTEM and has entered into, or intends to enter into, agreements to supply the CONTINUOUS SYSTEM to LICENSEES;

C. MINIMED is knowledgeable in the manufacture of pump devices for pharmaceutical use and maintains the FACILITY for the manufacture of such devices; and

D. ELAN wishes to appoint MINIMED as the exclusive manufacturer and packager of the CONTINUOUS SYSTEM for ELAN and to grant MINIMED a licence of the ELAN INTELLECTUAL PROPERTY for such purpose and MINIMED is willing to accept such appointment in accordance with the terms hereof.


NOW IT IS HEREBY AGREED AS FOLLOWS:

                             CLAUSE 1 - PRELIMINARY

1.1     DEFINITIONS: In this Agreement unless the context otherwise requires:

        AFFILIATE shall mean any corporation or entity controlling or controlled or under common control with MINIMED or ELAN, as the case may be. For the purposes of this Agreement, "control" shall mean the direct or indirect ownership of more than 50% of the issued voting shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

        BASAL AND BOLUS SYSTEM shall mean ELAN's ambulatory subcutaneous infusion drug delivery system for direct attachment to the body of a patient, which is capable of delivering factory pre-programmed continuous amounts combined with incremental amounts of drug upon activation either manually or automatically as disclosed and described in the ELAN PATENTS set forth in Schedule 1.

        CFR shall mean the US Code of Federal Regulations 21, as amended from time to time.

        cGCP, cGMP and cGLP shall mean current Good Clinical Practice, current Good Manufacturing Practice and current Good Laboratory Practices, respectively, as defined in the FFDCA.

        CONTINUOUS SYSTEM shall mean ELAN's ambulatory subcutaneous infusion drug delivery system for direct attachment to the body of a patient, having a flexible diaphragm drug reservoir which is capable of delivering factory pre-programmed continuous amounts of drug upon activation as disclosed and described in the ELAN PATENTS set forth in
        Schedule 1 attached hereto.

        CONTINUOUS SYSTEM SPECIFICATIONS shall mean the specifications for the CONTINUOUS SYSTEM set as of the EFFECTIVE DATE by ELAN and attached as
        Schedule 3, as well as such other specifications as may be fixed in accordance with Clause 9.

        CUMULATIVE SALES shall mean (i) the total sum of all sales of the CONTINUOUS SYSTEM by MINIMED to ELAN pursuant to this Agreement from the EFFECTIVE DATE plus (ii) the total sum of all units of CONTINUOUS SYSTEM which are manufactured by MINIMED for MINIMED, its AFFILIATES or permitted sub-licensees for sale pursuant to the LICENCE AGREEMENT or such other license agreements as MINIMED and ELAN may subsequently enter into.

        DEVICE REGULATORY APPLICATION shall mean applications for marketing approval for the SYSTEM with a pharmaceutical compound, but not for the SYSTEM alone, which ELAN or its LICENSEES will file with the RHA in any country of the TERRITORY, including any supplements or amendments thereto.

        DEVICE REGULATORY APPROVAL shall mean the final approval by the RHA to market a the SYSTEM with a pharmaceutical compound, but not the SYSTEM alone, in any country of the TERRITORY, including pricing and reimbursement approval and any other approval which is required to launch the SYSTEM with the pharmaceutical compound in the normal course of business.

        EFFECTIVE DATE shall mean 11th June, 1999.

        ELAN shall mean Elan Pharmaceutical Technologies, a division of Elan Corporation, plc, Elan Pharmaceutical International Limited and any of their AFFILIATES.

        ELAN BACKGROUND TECHNOLOGY shall mean ELAN PATENTS, and/or ELAN KNOW HOW. Notwithstanding anything contained in this Agreement to the contrary, ELAN BACKGROUND TECHNOLOGY shall consist of ELAN KNOW-HOW, and ELAN PATENTS controlled by Elan Corporation plc doing business as Elan Pharmaceutical Technologies, and shall exclude (a) inventions, patents and know-how owned, licensed or controlled by AFFILIATES of Elan Corporation, plc (other than Elan Pharmaceutical Technologies), including, without limitation, Elan Pharmaceuticals Inc., Athena Neurosciences, Inc., Carnrick Laboratories, Targon Corporation and Neurex Corporation, and (b) the Nanosystems Technology (as defined in Clause 4.2 of the MANUFACTURING AGREEMENT).

        ELAN IMPROVEMENTS shall mean any and all improvements or enhancements, patentable or otherwise, that have been conceived, created, developed and/or otherwise invented solely by ELAN or jointly by at least one employee of ELAN and at least one employee of MINIMED, and which can be usefully applied to the SYSTEM, including the manufacture thereof, except for (i) improvements relating exclusively to the COMPOUND (as defined in the LICENCE AGREEMENT), (ii) any improvements that are subject to contractual obligations of ELAN to third parties or (iii) improvements or enhancements based on MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY made solely by MINIMED. If the inclusion of an ELAN IMPROVEMENT is restricted or limited by a third party agreement, ELAN shall use reasonable commercial efforts to exclude or where applicable minimize any such restriction or limitation;

        ELAN KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise which is not generally known to the public, owned by ELAN, or to which ELAN has rights under the terms of a licence or licences in force on the EFFECTIVE DATE, or developed or to be developed before or during the TERM, which permit(s) disclosure of same to MINIMED, relating to the SYSTEM, whether or not covered by any patent, copyright, design patent, trademark, trade secret or other industrial or any intellectual property rights.

        ELAN PATENTS shall mean the patents and patent applications as set forth in Schedule 1, that are owned or licensed by or on behalf of ELAN. ELAN PATENTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

        ENFORCEMENT PROCEEDINGS shall mean the proceedings referred to in Clause 3.4.2.

        EX WORKS shall have the meaning as such term is defined in the ICC Incoterms, 1990, International Rules for the Interpretation of Trade Terms, ICC Publication No. 460.

        FACILITY shall mean the plant and facilities of MINIMED located at Sylmar or MINIMED's future corporate headquarters at the North Campus section of California State University, Northridge or such other site as MINIMED may reasonably determine in the discharge of its obligations and the exercise of its rights hereunder, provided however, that MINIMED shall discuss the use of any such other site with ELAN in advance and require the prior written consent of ELAN (to the extent such move would result in an increase in the MANUFACTURING COST), which consent shall not be unreasonably withheld or delayed.

        FFDCA shall mean the US Federal Food, Drug and Cosmetic Act of 1934, and the regulations promulgated thereunder, as may be amended from time to time.

        INITIAL PERIOD shall mean the initial period of this Agreement, as more fully described in Clause 12.

        LICENCE AGREEMENT shall mean the Development and License Agreement of even date entered into between ELAN and MINIMED.

        LICENSEE(S) shall mean any unaffiliated independent third party who has concluded, or who subsequently concludes, a binding agreement with ELAN or its AFFILIATES for the commercialisation of the CONTINUOUS SYSTEM, including MINIMED pursuant to the LICENCE AGREEMENT.

        MANAGEMENT TEAM shall mean the group to be established pursuant to Clause 4.

        MANUFACTURING COST shall mean MINIMED's direct cost of manufacturing and packaging the CONTINUOUS SYSTEM which shall be determined on the basis of direct materials and supplies, labour, quality control/quality assurance and overhead and attributable general administrative costs which are calculated in accordance with generally accepted accounting principles.

        MATERIALS shall mean any components, parts or materials which are required to manufacture the CONTINUOUS SYSTEM.

        MINIMED shall mean MiniMed Inc. and any of its AFFILIATES.

        MINIMED BACKGROUND INFUSION SYSTEM KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise which is not generally known to the public, owned or licensed by MINIMED prior to the EFFECTIVE DATE or independently developed by MINIMED, relating to infusion systems, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

        MINIMED BACKGROUND INFUSION SYSTEM PATENTS shall mean all patents and patent applications that are owned by, or licensed to MINIMED prior to the EFFECTIVE DATE or independently developed by MINIMED, relating to infusion systems but excluding any MINIMED SYSTEM IMPROVEMENTS. MINIMED PATENTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

        MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY shall mean MINIMED BACKGROUND INFUSION SYSTEM PATENTS and MINIMED BACKGROUND INFUSION SYSTEM KNOW HOW conceived prior to the EFFECTIVE DATE or independently developed by MINIMED. For purposes of clarity, the parties acknowledge that MINIMED SYSTEM IMPROVEMENTS shall not constitute MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY hereunder.

        MINIMED SYSTEM IMPROVEMENTS shall mean any and all improvements or enhancements, patentable or otherwise, that have been conceived, created, developed and/or otherwise invented solely by MINIMED, which can be usefully applied to the SYSTEM and which is based upon ELAN BACKGROUND TECHNOLOGY and/or ELAN IMPROVEMENTS. For purposes of clarity, the parties acknowledge that (i) MINIMED COMPOUND IMPROVEMENTS (as defined in the LICENCE AGREEMENT), and (ii) any such improvements or enhancements that are based on MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY made solely by MINIMED do not constitute MINIMED SYSTEM IMPROVEMENTS hereunder.

        PACKAGING SPECIFICATIONS shall mean the packaging specifications for the CONTINUOUS SYSTEM mutually agreeable to ELAN and MINIMED and which shall be attached from time to time as Schedule 3.

        Party shall mean MINIMED or ELAN as the case may be. Parties shall mean MINIMED and ELAN.

        PRODUCTION COMMENCEMENT DATE shall mean the effective date of completion of Confidential portion omitted and filed separately with the Commission.


        PROJECT shall mean all activity in order to transfer the ELAN INTELLECTUAL PROPERTY to MINIMED and successfully manufacture the CONTINUOUS SYSTEM for the purpose of this Agreement, in accordance with the plan to be drawn up by the PROJECT TEAM and which shall be attached as Schedule 4, and may be amended from time to time by the agreement of the parties.

        PROJECT TEAM shall mean the group to be established pursuant to Clause
        4.

        RHA shall mean any relevant government health authority (or successor agency thereof) in any country of the TERRITORY whose approval is necessary to manufacture the CONTINUOUS SYSTEM in the relevant country of the TERRITORY.

        TECHNOLOGICAL COMPETITOR shall mean, with respect to ELAN, a pharmaceutical company or corporation having a substantial or primary part of its business in research, development and manufacturing of oral, transdermal or device drug delivery systems and which licenses such drug delivery systems to third parties for the development of pharmaceutical products. TECHNOLOGICAL COMPETITOR shall mean, with respect to MINIMED, a company or corporation having a substantial or primary part of its business in research, development and manufacturing, or distributing, devices or products (a) for the infusion or injection of insulin or insulin analogues or (b) for the measurement of glucose in the treatment of diabetes.

        TECHNOLOGY SUPPORT COST shall mean (a) in the case of ELAN, the technology support cost which is the sum total of all support and assistance provided to MINIMED in connection with the transfer of the ELAN INTELLECTUAL PROPERTY to MINIMED for manufacture of the CONTINUOUS SYSTEM including direct labour, direct materials and supplies, variable labour, overhead and attributable administration, quality control, quality assurance and other costs such as insurance and freight costs, whether incurred by ELAN, its agents or any sub-contractor of ELAN, and shall be incurred in accordance with a budget established by the PROJECT TEAM; such costs to be calculated in accordance with generally accepted accounting principles, or (b) in the case of MINIMED, the sum total of costs incurred by MINIMED for development performed by MINIMED, as mutually agreed by the Parties, including direct labour, direct materials and supplies, variable labour, overhead and attributable administration, quality control, quality assurance and other costs such as insurance and freight costs, whether incurred by MINIMED, its agents or any sub-contractor of MINIMED, and shall be incurred in accordance with a budget established by the PROJECT TEAM; such costs to be calculated in accordance with generally accepted accounting principles.

        TERM shall mean the term of this Agreement, as set out in Clause 12.

        TERRITORY shall mean all of the countries of the world.

        WASTE shall mean all rejects or waste materials relating to the manufacture or packaging of the CONTINUOUS SYSTEM, including but not limited to, chemical wastes, rejected excess or unusable MATERIALS, CONTINUOUS SYSTEMS, containers, packaging materials or labels, and previously used or discarded protective clothing.

        $ shall mean United States Dollars.

        "US" or "USA" shall mean the United States of America.


1.2     INTERPRETATION: In this Agreement:

        1.2.1 the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.

        1.2.2 any reference to a Clause or Schedule, unless otherwise specifically provided, shall be respectively to a Clause or Schedule of this Agreement.

        1.2.3 the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.


                        CLAUSE 2 - APPOINTMENT & LICENCE

2.1     APPOINTMENT OF MINIMED

        2.1.1. Subject to the terms of this Agreement and in particular, Clause 2.1.2, ELAN hereby appoints MINIMED as the exclusive manufacturer and packager of the CONTINUOUS SYSTEM for ELAN and for ELAN's LICENSEES for direct sale in the TERRITORY for the TERM.

        2.1.2. MINIMED's appointment as exclusive manufacturer of the CONTINUOUS SYSTEM pursuant to Clause 2.1.1 shall be subject to the following limitations:

                (1) ELAN shall retain the right to manufacture supplies of the

                        CONTINUOUS SYSTEM for development, clinical, commercial or other purposes for ELAN or ELAN's LICENSEES from the EFFECTIVE DATE until the Production Commencement Date (or such later date, up to the time MINIMED has established a fully automated production line in accordance with Clause 6.3, as is reasonably necessary for ELAN to meet the requirements of its LICENSEES), and solely for development purposes thereafter;

                (2) Prior to the execution of this Agreement, ELAN has entered into an agreement which grants a third party an exclusive option to acquire an exclusive license for world-wide rights to manufacture, use and sell the CONTINUOUS SYSTEM for pain management ("Option Agreement"). MINIMED's appointment as exclusive manufacturer of the CONTINUOUS SYSTEM shall be subject to this Option Agreement. In the event that said third party does not exercise the Option Agreement or notifies ELAN that it does not wish to manufacture the CONTINUOUS SYSTEM for pain management, MINIMED shall automatically be appointed, and MINIMED shall automatically be deemed to accept such appointment, as the manufacturer of the CONTINUOUS SYSTEM for pain management pursuant to the terms of this Agreement;

                (3) (i) Subject to the terms of this Clause 2.1.2. (3), ELAN hereby grants to MINIMED an option to also become the exclusive manufacturer of the BASAL AND BOLUS SYSTEM in addition to the CONTINUOUS SYSTEM (the "BB Option"), on the same terms and conditions mutatis mutandis as the terms of this Agreement insofar as they are applicable.

                        (ii) Subject to paragraphs (iii) and (iv) herein, MINIMED may exercise the BB Option by written notice thereof to ELAN at any time within 60 days of MINIMED acquiring the license rights to the BASAL AND BOLUS SYSTEM pursuant to the terms of the LICENSE AGREEMENT.

                        (iii) The BB Option may be exercised by MINIMED only in conjunction with its acquisition of a licence to the BASAL AND BOLUS SYSTEM pursuant to the LICENSE AGREEMENT. In the event that MINIMED's option to acquire such licence to the BASAL AND BOLUS SYSTEM pursuant to Clause 2.2. of the LICENCE AGREEMENT expires, the BB Option shall automatically terminate forthwith and paragraph (iv) as set out below shall have no force or effect.

                        (iv) Confidential portion omitted and filed separately with the Commission.

                        (v) For the avoidance of doubt, in no event shall MINIMED's exercise of, or failure to exercise, the BB Option set out herein in any way affect MINIMED's appointment as the manufacturer of the CONTINUOUS SYSTEM pursuant to this Agreement.

                (4) Except as expressly set forth herein and in the LICENSE AGREEMENT relative to the CONTINUOUS SYSTEM and the BASAL AND BOLUS SYSTEM, MINIMED shall have no rights, manufacturing or otherwise, to any other devices which are owned, licensed or otherwise controlled by ELAN.


2.2     LICENSE OF ELAN INTELLECTUAL PROPERTY

        Subject to the terms of this Agreement, ELAN hereby grants to MINIMED and MINIMED hereby accepts for the TERM a non-exclusive licence to the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS to exclusively manufacture and package the CONTINUOUS SYSTEM for ELAN and ELAN's LICENSEES as provided herein.


                        CLAUSE 3 - INTELLECTUAL PROPERTY

3.1.    OWNERSHIP OF ELAN PATENT RIGHTS/KNOW-HOW:

        3.1.1.  ELAN shall remain the sole owner of the ELAN BACKGROUND
                TECHNOLOGY.

        3.1.2 ELAN shall remain the sole owner of the ELAN IMPROVEMENTS. Any ELAN IMPROVEMENTS which are made jointly by at least one employee of ELAN and at least one employee of MINIMED shall be assigned to ELAN by MINIMED at ELAN's request.

        3.1.3. ELAN hereby grants to MINIMED an irrevocable non-exclusive perpetual royalty-free license to such ELAN IMPROVEMENTS as are made jointly by at least one employee of ELAN and at least one employee of MINIMED; provided however, that any such use shall be subject to the restrictions set forth in Clause 3.1.3. of the LICENSE AGREEMENT.

        3.1.4 ELAN shall be entitled to use the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS, and all technical and clinical data, generated by ELAN pursuant to this Agreement in connection with ELAN's commercial arrangements.

3.2     OWNERSHIP OF MINIMED PATENT RIGHTS/KNOW-HOW:

        3.2.1. MINIMED shall remain the sole owner of all MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY and MINIMED SYSTEM IMPROVEMENTS.

        3.2.2. MINIMED hereby grants to ELAN an irrevocable non-exclusive perpetual royalty-free license to all MINIMED SYSTEM IMPROVEMENTS for use in the TERRITORY.

        3.2.3. In the event that MINIMED wishes to incorporate any MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY in the SYSTEM, MINIMED shall provide full details of any such MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY to ELAN in writing for review. ELAN shall have the option, at its sole discretion, to determine whether to include such MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY in the SYSTEM, which decision shall be considered with the PROJECT TEAM. In the event that ELAN is agreeable to including such MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY in the SYSTEM, ELAN and MINIMED shall enter into discussions in good faith as to the terms upon which such MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY shall be licensed to ELAN.

3.3     FILING AND MAINTENANCE OF PATENTS:

        3.3.1. ELAN will be entitled, at its own expense, to file and prosecute ELAN PATENTS and patentable ELAN IMPROVEMENTS made solely by ELAN; to determine the patent filing strategy in relation to same at its sole discretion; to assert and defend the foregoing patent applications against third party oppositions; and upon grant of any letters patent, to maintain such letters patent in force subject to the following conditions:

                (1) ELAN shall promptly notify MINIMED in writing in relation to the existence of ELAN improvements, or any other intellectual property rights which may be relevant to this Agreement and upon request by MINIMED, ELAN shall provide MINIMED with copies of any documents relating to the ELAN improvements or other intellectual property rights in question.

                (2) ELAN shall promptly notify MINIMED in writing of any patent applications filed by ELAN under this Clause
                        3.3.1 and upon request by MINIMED shall provide copies to MINIMED to such patent applications and any patents issuing thereon, to the extent reasonably required in order for MINIMED to fulfil its obligations under this Agreement;

        3.3.2. Elan shall inform MiniMed in a timely fashion of its intent to seek patent protection on an Elan Improvement developed jointly between Elan and MiniMed. At MiniMed's request, Elan shall cooperate with MiniMed's patent counsel to seek concurrent patent protection for such an Elan Improvement as it relates to the System. The parties will cooperate to seek such concurrent protection so that neither party shall be the owner of any patent, application or publication that may be used as prior art against the other, or otherwise be a bar to the other in obtaining patent protection for such improvement as it relates to such Elan Improvements.

        3.3.3. If ELAN does not intend to make an application for patents or continue prosecution of a pending application in respect of, or continue to maintain the ELAN PATENTS or ELAN IMPROVEMENTS in any or some countries of the TERRITORY, MINIMED will be entitled to file, prosecute and maintain patent applications and patents in respect thereof, at its own expense, in accordance with the following terms:-

                (1) MINIMED shall consult with ELAN on a regular basis in relation to the status of its activities under this Clause 3.3.3;

                (2) ELAN shall execute all documents, forms and declarations, provide all necessary information and data, and do all such things as shall be necessary to enable MINIMED to exercise the foregoing right;

                (3) MINIMED shall promptly notify ELAN in writing of any patent applications filed by MINIMED hereunder and shall provide all reasonable access to ELAN to such patent applications and any patents issuing thereon.

        3.3.4 MINIMED shall inform ELAN in a timely fashion of its intent to seek patent protection on a MINIMED SYSTEM Improvement developed solely by MiniMed. At ELAN's request, MINIMED shall cooperate with ELAN's patent counsel to seek concurrent patent protection for a MINIMED SYSTEM IMPROVEMENT as it relates to the System and such an improvement as it relates to ELAN's developments. The parties will cooperate to seek such concurrent protection so that neither party shall be the owner of any patent, application or publication that may be used as prior art against the other, or otherwise be a bar to the other in obtaining patent protection for such improvement as it relates to the MINIMED SYSTEM Improvements.

        3.3.5 If MINIMED does not intend to make an application for patents or continue prosecution of a pending application in respect of, or continue to maintain the MINIMED SYSTEM IMPROVEMENTS in any or some countries of the TERRITORY, ELAN will be entitled to file, prosecute and maintain patent applications and patents in respect thereof, at its own expense, in accordance with the following terms:-

                (1) ELAN shall consult with MINIMED on a regular basis in relation to the status of its activities under this Clause 3.3.5;

                (2) MINIMED shall execute all documents, forms and declarations, provide all necessary information and data, and do all such things as shall be necessary to enable ELAN to exercise the foregoing right;

                (3) ELAN shall promptly notify MINIMED in writing of any patent applications filed by ELAN hereunder and shall provide all reasonable access to MINIMED to such patent applications and any patents issuing thereon.

3.4     ENFORCEMENT

        3.4.1 MINIMED and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENTS or ELAN IMPROVEMENTS and provide such other with any available evidence of infringement.

        3.4.2 ELAN, at its option, shall be entitled to institute any administrative, judicial or other proceeding to prevent or stop any infringement or unauthorised use ("ENFORCEMENT PROCEEDINGS") of the ELAN BACKGROUND TECHNOLOGY or ELAN IMPROVEMENTS.

        3.4.3. MINIMED agrees to provide all reasonable co-operation and assistance to ELAN in relation to any such ENFORCEMENT PROCEEDINGS and agrees to be named as a party in any ENFORCEMENT PROCEEDINGS, as necessary, instituted by ELAN hereunder. ELAN shall reimburse MINIMED its reasonable costs and expense for co-operating with ELAN hereunder.

        3.4.4 MINIMED, at its option, shall be entitled to institute ENFORCEMENT PROCEEDINGS in respect of any infringement or unauthorised use of the MINIMED SYSTEM IMPROVEMENTS or MINIMED INFUSION SYSTEM BACKGROUND TECHNOLOGY at its own expense and for its own benefit. ELAN agrees to provide all reasonable co-operation and assistance to MINIMED in relation to any such ENFORCEMENT PROCEEDINGS and agrees to be named as a party in any ENFORCEMENT PROCEEDINGS, as necessary, instituted by MINIMED hereunder.

        3.4.5 In the event that the intellectual property owner does not want to institute ENFORCEMENT PROCEEDINGS, then the other Party may enforce such rights at its own expense. The intellectual property owner shall cooperate with the enforcing Party and provide all reasonable assistance in relation to any such ENFORCEMENT PROCEEDINGS. The enforcing Party must seek written approval from the intellectual property owner, which may not be unreasonably withheld, prior to taking action and must keep the intellectual property owner informed of the action and may not enter into any settlement agreement without the intellectual property owner's consent, which may not be unreasonably withheld. Any reasonable fees and costs borne by the intellectual property owner shall be reimbursed by the enforcing Party. In the event that MINIMED decides to enforce the ELAN BACKGROUND TECHNOLOGY or ELAN IMPROVEMENTS in accordance with this paragraph, any recovery remaining after the deduction of reasonable expenses (including attorney's fees and expenses) incurred in relation to such ENFORCEMENT PROCEEDINGS shall constitute NSP for the purpose of the LICENCE AGREEMENT and MINIMED shall make the appropriate payment to ELAN pursuant to Clause 11.3 of such agreement. In the event that the LICENCE AGREEMENT is terminated, MINIMED shall make such payment to ELAN mutatis mutandis with the provisions of such agreement.

3.5     DEFENCE

        3.5.1 In the event that a claim or proceeding is brought against MINIMED by a third party alleging that the method of manufacture, manufacture, sale, use or offer for sale of the CONTINUOUS SYSTEM as claimed in the ELAN PATENTS, infringes the patent rights of such a third party in the

                TERRITORY, MINIMED shall promptly advise ELAN of such threat or suit.

        3.5.2. Confidential portion omitted and filed separately with the Commission.



        3.5.3. Confidential portion omitted and filed separately with the Commission.



        3.5.4 Confidential portion omitted and filed separately with the Commission.

        3.5.5. Neither Party shall have any liability to the other party whatsoever or howsoever arising for any losses incurred as a result of MINIMED having to cease selling the CONTINUOUS SYSTEM or having to defer the launch of selling any product containing the CONTINUOUS SYSTEM.

        3.5.6. In the event that a claim or proceeding is brought against ELAN by a third party alleging that the manufacture, offer for sale, sale, distribution or use of the SYSTEM infringes any adversely held patent or involves the unauthorised use of any other intellectual property, ELAN shall promptly advise MINIMED of such threat or suit. Subject to ELAN's obligations pursuant to the provisions of Clause 3.5.2, Clause 3.5.3 and Clause 3.5.4, MINIMED shall indemnify ELAN against such a claim; provided that ELAN shall not acknowledge to the third party or to any other person the validity of the patent rights of such a third party and shall not compromise or settle any claim or proceedings relating thereto without the written consent of MINIMED, which shall not be unreasonably withheld or delayed. At its option, MINIMED may elect to take over the conduct of such proceedings from ELAN with counsel of MINIMED's choice. In such event MINIMED shall keep ELAN advised of all material developments in the said proceedings and shall not settle or compromise such proceedings without the consent of ELAN which shall not be unreasonably withheld or delayed.

        3.5.7. In the event that a claim or proceeding is brought against ELAN by a third party alleging that the manufacture, offer for sale, sale, distribution or use of the SYSTEM infringes any adversely held patent or involves the unauthorised use of any other intellectual property, the provisions of either Clause 3.5 of this Agreement or Clause 3.5 of the LICENCE AGREEMENT shall apply; provided however, that in no event shall MINIMED be entitled to rely upon the provisions of both agreements.


                   CLAUSE 4 - PROJECT TEAM AND MANAGEMENT TEAM

4.1 It is recognised by the Parties that a significant resource shall be required from each Party to successfully accomplish the transfer of the ELAN KNOW-HOW and the manufacture of the CONTINUOUS SYSTEM, particularly in the co-ordination of logistics, finalisation of various specifications, supply and packaging configurations, shipping and handling procedures etc. and for this purpose, the Parties will establish a PROJECT TEAM within 30 days of the EFFECTIVE DATE.

4.2 The PROJECT TEAM shall consist of a chief representative from each Party together with such additional business and development personnel from each Party who are appropriately skilled and knowledgeable in relation to the appropriate stage of the PROJECT and who are deemed necessary to accomplish the work of the PROJECT. The PROJECT TEAM shall have an appropriate number of members from each of the Parties and the total size of the PROJECT TEAM shall be agreed from time to time between the Parties.

4.3. Unless otherwise agreed by the Parties, the PROJECT TEAM shall meet monthly or at such other intervals as the PROJECT TEAM determines, such meetings to continue until such time as may be agreed. The PROJECT TEAM may meet in person or by means of such telephone, video or other communication facilities as permit all members of the PROJECT TEAM to communicate with each other simultaneously and instantaneously. If the PROJECT TEAM decides to meet in person, such meetings shall be held alternatively at the offices of MINIMED and ELAN or as otherwise agreed by the Parties. Meetings shall be co-chaired by the chief representatives of the Parties. At and between meetings of the PROJECT TEAM, each Party shall keep the other fully and regularly informed as to its progress with its respective obligations.

4.4 The Parties shall also establish a MANAGEMENT TEAM which shall consist of a senior executive of Elan Pharmaceutical Technologies and a senior executive of MINIMED. The MANAGEMENT TEAM shall have responsibility for supervising the PROJECT TEAM and shall act as the liaison between the Parties during the manufacture of the CONTINUOUS SYSTEM by MINIMED on behalf of ELAN. Unless otherwise agreed by the Parties, the MANAGEMENT TEAM shall meet at least bimonthly. Such meeting may be held in person or by means of such telephone, video or other communication facilities as permit all members of the MANAGEMENT TEAM to communicate with each other simultaneously and instantaneously.

4.5. In the event of a dispute between the project managers of each Party on the PROJECT TEAM, the project managers shall refer the dispute to the MANAGEMENT TEAM , who shall discuss the matter and attempt to reach an amicable solution. In the event that the MANAGEMENT TEAM cannot resolve the dispute amicably, the said officers shall refer the dispute to the Chairmen of ELAN and MINIMED who shall discuss the matter and attempt to reach an amicable solution. The provisions of this Clause 4.5. shall be without prejudice to the Parties' other rights and remedies.

4.6. The Chief Executive Officers of ELAN and MINIMED shall, if they are unable to resolve a dispute or difference when it is referred to them under Clause 4.5, refer the matter to an independent expert who is knowledgeable of the medical device/drug delivery industry (the "Expert"). The Expert shall be selected by the Chairmen. The Expert shall be selected having regard to his suitability to determine the particular dispute or difference on which he is being requested to determine. Unless otherwise agreed between the Chief Executive Officers, the following rules shall apply to the appointment of the Expert. The fees of the Expert shall be shared equally between the Parties in dispute. The Expert shall be entitled to inspect and examine all documentation and any other material which he may consider to be relevant to the dispute. He shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation as soon as practicable. The Parties shall request that the Expert in any event complete and deliver his findings within four (4) weeks from the reference of the dispute or difference to him. Any determination by the Expert of a dispute or difference shall not be final and binding on the Parties.

4.7. The PROJECT TEAM and MANAGEMENT TEAM shall not have the authority to amend or vary any of the terms of this Agreement unless in accordance with the provisions of Clause 16.8.


                         CLAUSE 5 - TECHNOLOGY TRANSFER

5.1. The PROJECT TEAM shall submit a formal technology transfer procedure for approval by the MANAGEMENT COMMITTEE before 1st August 1999 which shall provide for completion of Section I of the technology transfer by * . This procedure will formally state the responsibilities and duties of each Party during the transfer process and shall be divided into two sections:

        5.1.1   Section I of the Technology Transfer

                This section of the technology transfer shall contain a plan to provide that the FACILITY has the capacity, on or before * , to manufacture in routine production a minimum capacity of * units of the CONTINUOUS SYSTEM per calendar month ;

        5.1.2   Section II of the Technology Transfer

                This section of the technology transfer shall contain (i) plans for the establishment of a semi automated / improved manual production line; and (ii) plans for the establishment of a fully automated production line at the FACILITY.

        This procedure should include the principles of cGMP and current industry practise as it relates to "process transfer" and validation. This procedure will be supplemented by technical agreements and all appropriate documents and practises to ensure an effective and orderly transfer of the ELAN KNOW-HOW to MINIMED.

5.2 As soon as possible following the execution of this Agreement, ELAN shall provide to MINIMED, unless it has already done so prior to the execution of this Agreement, a


--------
* Confidential portion omitted and filed separately with the Commission package of information regarding the CONTINUOUS SYSTEM. The foregoing data shall include, but shall not be limited to:- engineering and processing plans and drawings for the CONTINUOUS SYSTEM, the CONTINUOUS SYSTEM SPECIFICATIONS, design data for tooling, vendor information design data for test fixtures and a copy of the test software.

5.3 As soon as possible following the execution of this Agreement and at a mutually convenient date, unless it has already done so prior to the execution of this Agreement, ELAN shall receive MINIMED's technical staff in its premises to observe ELAN in the working up and use of the ELAN KNOW-HOW to manufacture the CONTINUOUS SYSTEM.

5.4. For the period commencing on the EFFECTIVE DATE and expiring on * , ELAN shall provide, without charge, reasonable technical support and assistance to MINIMED in connection with implementing the transfer of the ELAN KNOW-HOW to MINIMED, provided however, that such support and assistance shall be limited to making employees of ELAN, in such number as is mutually agreed upon by ELAN and MINIMED, available to MINIMED at mutually agreeable times and places during normal business hours. Except for the costs associated with making available such employees to MINIMED, ELAN shall not be required to incur any additional expenditure in connection with the transfer of the ELAN KNOW-HOW to MINIMED. During such period up to 31st March 2000, ELAN shall continue to work on improving the ability to manufacture the CONTINUOUS SYSTEM on a fully automated production line, provided however, that the amount of expenditure, whether internal or external, to be incurred by ELAN in performing such work shall be within the sole discretion of ELAN. The PROJECT TEAM shall establish the extent, if any, to which ELAN shall provide further technical support and assistance to MINIMED as and from
        * . In the event that ELAN provides such additional services, ELAN's charges for this work shall be on the basis set out in Clause 10.2.

5.5. MINIMED shall be responsible, at its expense, for all activities associated with preparing

--------
* Confidential portion omitted and filed separately with the Commission the FACILITY for the manufacture of the CONTINUOUS SYSTEM, ordering, installing and validating the EQUIPMENT, and locating and approving suppliers for the MATERIALS. Consistent with Clause 5.4, ELAN shall reasonably cooperate with MINIMED in connection with such activities.

5.6. MINIMED and ELAN hereby confirm that each shall undertake its respective part of the PROJECT as a collaborative effort and that the provisions of this Agreement requires that each Party diligently carries out those tasks assigned to it under the PROJECT and as otherwise agreed during the course of the PROJECT. Each Party shall co-operate with the other in good faith particularly with respect to unknown problems or contingencies and shall perform its obligations in good faith and in a commercially reasonable, diligent and workmanlike manner.


                   CLAUSE 6 - FACILITY, EQUIPMENT & MATERIALS

6.1 MINIMED shall be responsible at its sole expense, for furnishing all operations, labour, supervision, equipment, tools, machinery, MATERIALS and facilities necessary to manufacture and package the CONTINUOUS SYSTEM at the FACILITY in accordance with the CONTINUOUS SYSTEM SPECIFICATIONS, PACKAGING SPECIFICATIONS and REGULATORY APPROVALS including but not limited to:

        6.1.1. designing, ordering, installing and validating all equipment, machinery and tooling necessary to establish the manual and fully automated production lines for the manufacture of the CONTINUOUS SYSTEM, subject to and in accordance with Clauses 6.2 and 6.3;

        6.1.2. qualifying, ordering, receiving, approving and storing, in suitable facilities free from contamination, all of the MATERIALS which are necessary to manufacture the CONTINUOUS SYSTEM;

        6.1.3. qualifying, ordering, receiving, approving and storing, in suitable facilities free from contamination, all of the packaging materials required for the packaging of the CONTINUOUS SYSTEM;

        6.1.4. maintaining all manufacturing and quality systems, procedures and records in accordance with cGMP and cGLP and the REGULATORY APPROVALS;

        6.1.5. analysing for quality control, storing and packaging the CONTINUOUS SYSTEM in accordance with the PACKAGING SPECIFICATIONS; and

        6.1.6. handling, storing and treating and/or disposing of any WASTE generated in connection with the services provided by MINIMED to ELAN pursuant to this Agreement.

        For the avoidance of doubt, all equipment, machinery and tooling which is furnished by MINIMED at its sole expense pursuant to this Clause 6 shall be the property of MINIMED.

6.2 MINIMED undertakes that it shall exercise all commercially reasonable efforts to establish and validate, on or before the PRODUCTION COMMENCEMENT DATE, a manual production line at the FACILITY which has the capacity to manufacture in routine production a minimum of * units of the CONTINUOUS SYSTEM per calendar month which are in accordance with the CONTINUOUS SYSTEM SPECIFICATIONS. Thereafter, MINIMED undertakes that it shall exercise commercially reasonable efforts to enable production capacities at the levels and in accordance with the schedule set forth below:

                       Months From
        PRODUCTION COMMENCEMENT DATE                           Units per Month
                             *                                        *
                             *                                        *

        Confidential portion omitted and filed separately with the Commission.

6.3 MINIMED undertakes that it shall * to establish and validate a fully automated production line at the FACILITY to enable production capacities of the CONTINUOUS SYSTEM in accordance with the CONTINUOUS SYSTEM SPECIFICATIONS at the levels and in accordance with the schedule set forth below:


                     Months From Completion of
                   Section II of Technology Transfer           Units per Month
                   ---------------------------------           ---------------
                             *                                        *
                             *                                        *
                             *                                        *


        The PROJECT TEAM shall agree upon a date for completion of Section II of the technology transfer. Such validation of the fully automated production line shall be performed in accordance with the instructions of the PROJECT TEAM. MINIMED shall construct the fully automated production line for the


--------
* Confidential portion omitted and filed separately with the Commission

        CONTINUOUS SYSTEM in a cost efficient manner which will allow such production line to be expanded to satisfy, in a commercially reasonable fashion, any increased capacity requirements for the CONTINUOUS SYSTEM. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that production of a new medical device technology and the technology transfer contemplated by Clause 5 of this Agreement each involve inherent risks in terms of outcomes and timing, and the obligation of MINIMED hereunder shall be expressly limited to a covenant to exercise commercially reasonable efforts in connection therewith. Pursuant to Clause 2.1.2.(1), until such time MIMIMED has established the fully automated production line in accordance with this paragraph, ELAN shall be free to manufacture such amounts of the CONTINUOUS SYSTEM as may be required by ELAN or its LICENSEES in excess of the amount which MINIMED has the capacity to manufacture and supply to ELAN.

6.4 MINIMED shall regularly consult with ELAN at meetings of the PROJECT TEAM and MANAGEMENT TEAM and otherwise, regarding all activities being undertaken by MINIMED in preparation for the manufacture and packaging of the CONTINUOUS SYSTEM pursuant to this Agreement including establishing the manual and fully automated production lines and identifying vendors for the MATERIALS. When reasonably requested, MINIMED shall furnish ELAN with a report outlining the status of such activities including but not limited to the projected completion dates for the manual and fully automated production lines. MINIMED shall also permit ELAN, or the ELAN members of the PROJECT TEAM, at mutually agreeable times and intervals and at ELAN's sole cost and expense, to attend at the FACILITY to observe the establishment of the manual and fully automated production lines.

6.5 MINIMED shall be responsible for, and shall ensure that, all of the suppliers of equipment, tools, machinery and MATERIALS shall hold all necessary licenses and registrations appropriate and necessary for the inclusion of such MATERIALS in the CONTINUOUS SYSTEM. MINIMED shall keep ELAN fully informed of the identity of such suppliers, which information shall be deemed to be confidential information hereunder for the TERM of this Agreement and shall not be disclosed by ELAN to its LICENSEES or other third parties except as is required in order to obtain any DEVICE REGULATORY APPROVALS or by any laws, rules or regulations. MINIMED shall be liable to ELAN for any defective MATERIALS which may be included in the CONTINUOUS SYSTEM.

6.6 MINIMED warrants that it shall only use equipment, tools, machinery and MATERIALS in the manufacture of the CONTINUOUS SYSTEM which are in accordance with the CONTINUOUS SYSTEM SPECIFICATIONS and PACKAGING SPECIFICATIONS for the CONTINUOUS SYSTEM and all applicable laws, rules and regulations.

6.7. In the event that any MATERIALS are required by ELAN in connection with the development and commercialisation of the CONTINUOUS SYSTEM and/or the BASAL AND BOLUS SYSTEM, MINIMED acknowledges that it shall sell such MATERIALS directly to ELAN, to the extent MINIMED has such MATERIALS in inventory. Such MATERIALS shall be charged by MINIMED to ELAN at cost, plus any direct or indirect costs reasonably incurred in MINIMED's procurement of such MATERIALS.


          CLAUSE 7 - REGISTRATION OF THE FACILITY AND CONTINUOUS SYSTEM


7.1 ELAN and its LICENSEES shall be responsible, at their expense, for filing and maintaining all DEVICE REGULATORY APPLICATIONS and DEVICE REGULATORY APPROVALS for the CONTINUOUS SYSTEM. MINIMED shall provide all reasonable assistance to, and shall co-operate with, ELAN and its LICENSEES in filing and maintaining all DEVICE REGULATORY APPLICATIONS and DEVICE REGULATORY APPROVALS for the CONTINUOUS SYSTEM including providing any data or other information concerning the manufacture and packaging of the CONTINUOUS SYSTEM which is available to MINIMED.

7.2 MINIMED shall be responsible, at its expense, for filing and maintaining all licenses and registrations necessary for the manufacture and packaging of the CONTINUOUS SYSTEM at the FACILITY. MINIMED shall procure that ELAN and its LICENSEES shall have the right to refer free of charge to any licenses and registrations of MINIMED (other than the associated direct costs of ELAN and its LICENSEES) as may be necessary for the purpose of obtaining REGULATORY APPROVALS from time to time.

7.3 MINIMED shall permit RHAs to inspect the FACILITY where the CONTINUOUS SYSTEM are manufactured, packaged or stored to the extent required by any laws, rules or regulations in order to secure any DEVICE REGULATORY APPROVALS for the CONTINUOUS SYSTEM. If any RHA conducts or gives notice to MINIMED of its intent to conduct an inspection at the FACILITY or take any regulatory action with respect to the CONTINUOUS SYSTEM, MINIMED will promptly give notice thereof to ELAN. ELAN acknowledges that ELAN may not direct the manner in which MINIMED fulfils its obligations to permit inspection by RHAs. MINIMED shall provide ELAN with copies of any documentation resulting from such audit with no deletions within 5 days after receipt to the extent such documentation relates to the CONTINUOUS SYSTEM.

7.4 MINIMED shall only conduct such technical analysis, studies or tests on the CONTINUOUS SYSTEM as is reasonably necessary for the purpose of MINIMED fulfilling its obligations under this Agreement.

           CLAUSE 8 - MANUFACTURE AND SUPPLY OF THE CONTINUOUS SYSTEM

8.1 Save as otherwise provided in this Agreement and in particular Clause 2.1.2, MINIMED shall be the sole and exclusive manufacturer and supplier of the CONTINUOUS SYSTEM to ELAN in the TERRITORY and ELAN will purchase the CONTINUOUS SYSTEM exclusively from MINIMED in the TERRITORY.

8.2 The CONTINUOUS SYSTEM shall be supplied to ELAN by MINIMED in sterile form encased in an outer carton in final packaged form or in other such form as may be agreed by the Parties during the PROJECT. MINIMED shall deliver the CONTINUOUS SYSTEM to ELAN and/or any party designated by ELAN in proper packaging in accordance with the PACKAGING SPECIFICATIONS so as to permit safe storage and transport and to maintain the sterilisation of the CONTINUOUS SYSTEM.

8.3 Subject to the production capacity limitations set forth in Clause 6.2 of this Agreement, MINIMED shall deliver the CONTINUOUS SYSTEM to ELAN within 90 days of the receipt of a firm purchase order therefor (120 days in the case of LAUNCH STOCKS). MINIMED represents and warrants that each shipment of CONTINUOUS SYSTEM shall conform to the CONTINUOUS SYSTEM SPECIFICATIONS. ELAN and its LICENSEES shall be entitled to rely upon such representation and warranty without the necessity of additional testing. Notwithstanding the foregoing, routine testing protocols will be established and implemented as contemplated by Clause
        8.7 hereof.

8.4 Prior to the commencement of commercial manufacture of the CONTINUOUS SYSTEM, ELAN shall provide a rolling 18 months forecast for the period beginning on the first day of the relevant calendar month. The format of such 18 months forecasts shall be comprised of a 12 monthly forecast together with 2 quarterly forecasts. The first calendar quarter of such 18 months forecast shall be a binding purchase commitment of ELAN. In addition to the obligation of ELAN regarding rolling 18 month forecasts outlined herein, ELAN shall provide MINIMED with rolling 3 years' forecasts on 1 August of each year of this Agreement.

        The PROJECT TEAM shall agree upon a minimum batch for each form of the CONTINUOUS SYSTEM which shall be manufactured by MINIMED for ELAN pursuant to the terms of this Agreement.

8.5. Subject to the production capacity limitations set forth in Clause 6.2 of this Agreement. MINIMED warrants that during the term of this Agreement, MINIMED shall provide and/or maintain sufficient capacity at the FACILITY to be able supply ELAN with such amounts of the CONTINUOUS SYSTEM as may be forecasted by ELAN for the first calendar quarter of each rolling 18 month forecast which is provided by ELAN pursuant to the terms of Clause 8.4. MINIMED will use commercially reasonable efforts to fulfil ELAN's requirements in excess of such forecasted amounts, but shall not be obliged to meet such requirements if it is not reasonably practicable to do so provided that MINIMED shall supply the CONTINUOUS SYSTEM so ordered but not immediately available as soon thereafter as reasonably practicable.

        Subject to the agreement of the PROJECT TEAM, the calendar quarterly forecasts (other than for LAUNCH STOCKS) shall not increase or decrease from one quarter to the next by more than 25% in terms of volume of the CONTINUOUS SYSTEM ordered. Notwithstanding the foregoing, MINIMED will use its reasonable efforts to fulfil ELAN's requirements in excess of forecasted amounts, but shall not be obliged to meet such requirements if it is not reasonably practicable to do so provided that MINIMED shall supply the units of CONTINUOUS SYSTEM so ordered but not immediately available as soon thereafter as reasonably practicable.

8.6 Save as otherwise agreed between the Parties, delivery of consignments of CONTINUOUS SYSTEM shall be effected to ELAN or ELAN's designee by MINIMED EX-WORKS the FACILITY. Risk of loss of or damage to any consignment of the CONTINUOUS SYSTEM shall pass to ELAN or it's designee when each such consignment of the CONTINUOUS SYSTEM is loaded onto the vehicle of ELAN or ELAN's designee's agent on which it is to be despatched from the FACILITY. ELAN or it's designee shall fully insure or procure the insurance of all consignments of the CONTINUOUS SYSTEM from the time when risk passes as aforesaid and shall produce the supporting insurance when requested by MINIMED.

8.7 All claims for failure of any delivery of the CONTINUOUS SYSTEM to conform in all material respects to CONTINUOUS SYSTEM SPECIFICATIONS under Clause 8 shall be made by ELAN to MINIMED in writing as soon as possible but in any event within 45 days following delivery except in the case of latent defects. Claims for latent defects, which could not have been reasonably discovered during the routine testing protocol (to be agreed by ELAN and MINIMED), shall be made by ELAN to MINIMED in writing as soon as possible but in any event within 60 days of discovery. Failure to make timely claims in the manner prescribed shall constitute acceptance of the delivery. Where possible, ELAN shall return the defective CONTINUOUS SYSTEM to MINIMED, in such amount as is agreed by the parties, in support of any claim pursuant to this Clause 8.7.

8.8. MINIMED represents and warrants that each shipment of CONTINUOUS SYSTEM shall comply with the CONTINUOUS SYSTEM SPECIFICATIONS. In the event of a failure to comply with the CONTINUOUS SYSTEM SPECIFICATIONS, MINIMED shall bear sole responsibility for all direct costs reasonably incurred by ELAN or ELAN's LICENSEES in relation to any testing, handling, processing, packaging, destruction or return of the defective CONTINUOUS SYSTEM including any WASTE.

8.9 Any CONTINUOUS SYSTEM which has been delivered and which has been shown within the period designated in Clause 8.7 not to conform to the CONTINUOUS

        SYSTEM SPECIFICATIONS, shall be replaced at MINIMED's cost within 90 days of the receipt of notice thereof by MINIMED of the failed CONTINUOUS SYSTEM, provided that such failure is the responsibility of MINIMED pursuant to Clause 8.8.

8.10 In the event of an unresolved dispute as to conformity of the CONTINUOUS SYSTEM with CONTINUOUS SYSTEM SPECIFICATIONS, the Parties shall within 30 days appoint an independent first class laboratory to undertake the relevant testing and its findings shall be conclusive and binding upon the Parties. All costs relating to this process shall be borne solely by the unsuccessful Party.

8.11 The Parties shall negotiate in good faith to conclude a detailed technical agreement(s) regulating the Parties' respective obligations from a technical and quality perspective for the supply of the CONTINUOUS SYSTEM by MINIMED to ELAN or ELAN's LICENSEES.

8.12. Subject to Section 16.6 hereof, in the event that (i) MINIMED fails to supply a shipment of the CONTINUOUS SYSTEM which has been ordered by ELAN for a period exceeding * days from the receipt of a firm purchase order or (ii) there are delays in filling each of * successive orders which delays cumulatively exceed * days when each delay is measured beginning on the * day from receipt of the corresponding firm purchase order or (iii) there is a shortfall * successive orders delivered by MINIMED which on a cumulative basis, exceeds * % of the total amount of said * orders, then MINIMED shall promptly notify ELAN in writing of the cause of the failure, delay or shortfall in supply of the CONTINUOUS SYSTEM. If MINIMED has not remedied the failure, delay or shortfall within a period of * days of such notice, ELAN shall for so long as such conditions exist, be entitled to at ELAN's option to either suspend MINIMED's appointment as an exclusive manufacturer pursuant to Clause
        2.1. and ELAN may manufacture itself or appoint an alternative manufacturer of the CONTINUOUS SYSTEM. In such event MINIMED shall without charge:

        8.12.1. provide ELAN (or ELAN's designee) with any technical data necessary for the carrying of this into effect, which information or data shall be deemed to be confidential information hereunder. To this end, MINIMED shall impart to ELAN the documentation constituting the required material support, more particularly practical performance advice, shop practice, specifications as to materials to be used and control methods; and

        8.12.2. assist ELAN for the working up and use of the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS, the machinery tools and equipment necessary to manufacture the

--------
* Confidential portion omitted and filed separately with the Commission

                CONTINUOUS SYSTEM as well as for the training of ELAN's personnel. For this purpose, MINIMED shall receive ELAN's scientific staff in its premises for periods the term of which shall be decided by common consent.

        In the event of such a transfer of manufacture the parties shall agree on a reasonable period of time within which said transfer is to be made and MINIMED shall continue to supply ELAN with the CONTINUOUS SYSTEM until such transfer is fully effected so that ELAN's supply of the CONTINUOUS SYSTEM shall be continuous and uninterrupted until ELAN or ELAN's designee receives all necessary regulatory approvals.

        When MINIMED has remedied the situation that prevented MINIMED from satisfying ELAN's requirements and is once again able to fulfil its obligations to supply the CONTINUOUS SYSTEM as provided for in this Agreement, ELAN shall cease manufacturing the CONTINUOUS SYSTEM or purchasing the CONTINUOUS SYSTEM from an alternative manufacturer and shall resume purchasing the CONTINUOUS SYSTEM from MINIMED pursuant to the terms of this Agreement; provided that

        (i) in the event that ELAN is manufacturing the CONTINUOUS SYSTEM itself, ELAN shall be entitled to continue manufacturing the CONTINUOUS SYSTEM for the period necessary so as to enable ELAN to recoup those costs expended by ELAN in establishing its manufacturing capability for the CONTINUOUS SYSTEM plus * %.

        (ii) in the event that ELAN has appointed an alternative manufacturer of the CONTINUOUS SYSTEM, ELAN shall be entitled to purchase the CONTINUOUS SYSTEM from such alternative manufacturer for so long as ELAN has contracted to purchase the CONTINUOUS SYSTEM from such party. ELAN shall use reasonable endeavours to limit the term of such appointment of a third party as an alternative manufacturer of the CONTINUOUS SYSTEM.

        In the event that at any stage of this Agreement, MINIMED is unable to manufacture the CONTINUOUS SYSTEM for a continuous period in excess of 6 months, ELAN shall be entitled to terminate this Agreement in accordance with the provisions of Clause 13.

8.13 In the event of any failure, inability or delay by MINIMED in supplying the CONTINUOUS SYSTEM pursuant to this Agreement (and notwithstanding that ELAN may have suspended or terminated MINIMED's appointment as the exclusive manufacturer of the CONTINUOUS SYSTEM in accordance with Clause 8.12) MINIMED shall be liable to ELAN and ELAN's LICENSEES in damages for the direct

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* Confidential portion omitted and filed separately with the Commission losses sustained as a result of any such failure, inability or delay in supplying CONTINUOUS SYSTEM; provided, however, that MINIMED shall not be liable to ELAN and ELAN's LICENSEES for any such losses if the failure, inability or delay in supplying CONTINUOUS SYSTEM is the result of an event of force majeure pursuant to Clause 16.6 of this Agreement.

8.14. In the event of any shortfall or delay in the manufacture or supply of the CONTINUOUS SYSTEM by MINIMED, MINIMED shall treat all outstanding orders for the CONTINUOUS SYSTEM in a pro rata and equitable manner. In no event shall MINIMIED favour itself or any of its AFFILIATES or permitted sub-licensees in fulfilling any orders which may be outstanding for the CONTINUOUS SYSTEM.

8.15 Notwithstanding the foregoing provisions, the Parties recognise that the CONTINUOUS SYSTEM shall be supplied by ELAN to ELAN's LICENSEES for commercial sale in the TERRITORY. Accordingly, in the event that the above provisions are not agreeable to such LICENSEES, ELAN and MINIMED undertake to enter into negotiations in good faith to discuss appropriate amendments to the provisions of Clause 9.


           CLAUSE 9 - CHANGE IN SPECIFICATIONS / MANUFACTURING PROCESS

9.1.    MINIMED shall not amend or change:

        (i) the CONTINUOUS SYSTEM SPECIFICATIONS, PACKAGING SPECIFICATIONS, or

        (ii) the manufacturing and/or packaging procedures for the CONTINUOUS SYSTEM in any way which would affect the design, form, fit, function or safety of the CONTINUOUS SYSTEM,

        unless such amendment or change has been approved in advance in writing by ELAN, which approval shall not unreasonably be withheld. Any other changes shall be communicated by MINIMED to ELAN in writing on a quarterly basis.

9.2. ELAN shall be entitled at any time during the term of this Agreement to amend or change the CONTINUOUS SYSTEM SPECIFICATIONS and/or the PACKAGING SPECIFICATIONS to accommodate the requests of ELAN's LICENSEES for the CONTINUOUS SYSTEM and MINIMED shall be obliged to comply with any such amendments or changes. ELAN shall consult with MINIMED in advance of any such amendments or changes. In such event, MINIMED shall be entitled to a change in the price of such model for CONTINUOUS SYSTEM, and ELAN shall reimburse MINIMED for any resultant WASTE in inventory resulting therefrom to the extent that such inventory was specifically required and ordered by MINIMED in accordance with forecasts furnished by ELAN pursuant to Clause 8. Subject to ELAN's commitment to commercialise the CONTINUOUS SYSTEM,

        ELAN shall use all reasonable efforts in its dealing with LICENSEES to minimise any material changes to the CONTINUOUS SYSTEM SPECIFICATIONS and PACKAGING SPECIFICATIONS. MINIMED shall not be required to make any such amendment or changes to the extent they require a material capital expenditure by MINIMED as determined by the PROJECT TEAM. In the event such a modification is agreed upon by MINIMED and effected hereunder, MINIMED may increase the price of the CONTINUOUS SYSTEM by an incremental amount that will amortize said capital cost over the remaining orders for the CONTINUOUS SYSTEM, as modified. In the event that such a modification is not agreed upon by MINIMED, ELAN shall have the option, at its sole discretion, to

        (i) appoint an alternative manufacturer of the CONTINUOUS SYSTEM which contains such amendments or changes solely for such LICENSEES which request such modifications, and Clause 2.1 of the Agreement shall be amended accordingly; or

        (ii) to discharge itself or through its LICENSEES, such material capital charge, on terms to be agreed in good faith, and in such event, MINIMED shall be obliged to comply with any such amendment or change to the CONTINUOUS SYSTEM SPECIFICATIONS and/or the PACKAGING SPECIFICATIONS.

9.3. Any change or amendment pursuant to this Clause 9 in the CONTINUOUS SYSTEM SPECIFICATIONS and/or the PACKAGING SPECIFICATIONS of the CONTINUOUS SYSTEM which is to be commercialised by MINIMED pursuant to the LICENSE AGREEMENT shall require MINIMED's prior consent, which shall not be unreasonably withheld or delayed.

                        CLAUSE 10 - FINANCIAL PROVISIONS

10.1    LICENCE ROYALTIES:

        10.1.1 In consideration of the licence of the ELAN PATENTS granted to MINIMED under this Agreement, MINIMED shall pay to ELAN the non-refundable amounts as set forth in Schedule 5.

                Each of the milestone payments which are payable by MINIMED to ELAN pursuant to this Section shall be paid by MINIMED to ELAN within 30 days of the achievement of the relevant milestone.

10.2    DEVELOPMENT ROYALTIES:

        10.2.1. In the event that work or technical assistance beyond that provided for in Clause 5.4 ("Additional Work") is requested by MINIMED, MINIMED shall reimburse ELAN in respect of the cost of such Additional Work requested by MINIMED or required pursuant to the terms of this Agreement provided that:-

                (i) ELAN's charges for such work shall be ELAN's TECHNOLOGY SUPPORT COST plus * %; and

                (ii) payment for all Additional Work carried out by ELAN hereunder shall be invoiced by ELAN to MINIMED at the end of each calendar quarter. Payment shall be effected in US Dollars within 30 days of the date of receipt of the relevant invoice.

        10.2.2 In the event that ELAN requests MINIMED in writing to perform work or provide technical assistance on modifying the CONTINUOUS SYSTEM for manufacture on an automated production line, and MINIMED is agreeable to performing such work or providing such assistance, the Parties shall agree upon a detailed plan and budget in advance of MINIMED commencing such work or assistance. ELAN shall reimburse MINIMED in respect of the cost of such work or assistance requested by ELAN at MINIMED's TECHNOLOGY SUPPORT COST plus * %. Such amounts shall be invoiced by MINIMED to ELAN at the end of each calendar quarter. Payment shall be effected in US Dollars within 30 days of the date of receipt of the relevant invoice.

10.3    PRICE OF CONTINUOUS SYSTEM:

        10.3.1. The price of the CONTINUOUS SYSTEM to be charged by MINIMED to ELAN shall be as set forth in Schedule 5.

        10.3.2 At the end of each quarter, MINIMED shall retrospectively determine the exact amount of MANUFACTURING COST for the preceding calendar quarter month period and provide supporting details and evidence to ELAN and if necessary, there shall be a payment either by MINIMED to ELAN or by ELAN to MINIMED to adjust to such exact MANUFACTURING COST.

        10.3.3. Payment for all CONTINUOUS SYSTEM delivered from the FACILITY to ELAN shall be effected in U.S. Dollars ($) within 30 days of the date of the delivery of the CONTINUOUS SYSTEM EX WORKS the FACILITY.


                    CLAUSE 11 - PAYMENTS, REPORTS AND AUDITS

11.1 MINIMED shall keep true and accurate records of the MANUFACTURING COST including but not limited all costs included in calculating the MANUFACTURING COST


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* Confidential portion omitted and filed separately with the Commission and the methods used in calculating such costs. MINIMED shall deliver to ELAN a written statement ("the STATEMENT") thereof within 30 days following the end of each calendar quarter, (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter. The STATEMENT shall outline in detail the MANUFACTURING COST during that calendar quarter. The Parties' financial officers shall agree upon the precise format of the STATEMENT.

11.2 Any income or other taxes which either Party is required by law to pay or withhold on behalf of the other Party with respect any monies payable to such Party under this Agreement shall be deducted from the amount of such monies due. The paying Party shall furnish the receiving Party with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by the receiving Party. The paying Party shall promptly provide the receiving Party with a certificate or other documentary evidence, if available, to enable the receiving Party to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by the paying Party. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable the paying Party to make such payments to the receiving Party without any deduction or withholding.

11.3 All payments due hereunder shall be made to the designated bank account of the receiving Party in accordance with such timely written instructions as the receiving Party shall from time to time provide.

11.4 The paying Party shall pay interest to the receiving Party at the Prime Rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office on the date (or next to occur business day, if such date is not a business day) on which payment should have been made pursuant to the applicable provisions of this Agreement plus 5%, or to the extent permissible by law, on all late payments under this Agreement applicable from the date on which payment should have been made pursuant to the applicable provisions of this Agreement until the date of payment.

11.5 For the 180 day period following the close of each calendar year of the Agreement, MINIMED and ELAN will, in the event that the other Party reasonably requests such access, provide each other's independent certified accountants (reasonably acceptable to the other Party) with access, during regular business hours and subject to the confidentiality provisions as contained in this Agreement, to such Party's books and records relating to the CONTINUOUS SYSTEM, solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended.

11.6 In the event of a discovery of a discrepancy which exceeds 5% of the amount due or charged by a Party for any period, the cost of such accountants shall be borne by the audited Party; otherwise, such cost shall be borne by the auditing

        Party.

11.7 MINIMED shall make (and where relevant shall procure that MINIMED's subcontractor shall make) that portion of the FACILITY where the CONTINUOUS SYSTEM is manufactured, tested or stored, including all record and reference samples relating to the CONTINUOUS SYSTEM available for inspection by ELAN, ELAN's LICENSEES or by the relevant governmental or regulatory authority. The investigation shall be limited to determining whether there is compliance with cGMP and other requirements of applicable law.


                      CLAUSE 12 - DURATION AND TERMINATION

12.1 This Agreement shall be deemed to have come into force on the EFFECTIVE DATE and, subject to the rights of termination outlined in this Clause 12 will expire on the 12th anniversary of the date of the first launch of the CONTINUOUS SYSTEM in the TERRITORY ("the INITIAL PERIOD").

12.2 At the end of the TERM, the Agreement shall continue automatically for rolling 2 year periods thereafter, unless the Agreement has been terminated by either of the Parties by serving 2 years' written notice on the other 2 years immediately prior to the end of the INITIAL PERIOD or any additional 2 year period provided for herein.

12.3 In addition to the rights of termination provided for elsewhere in this Agreement, either Party will be entitled forthwith to terminate this Agreement by written notice to the other Party if:

        12.3.1 that other Party commits any material breach of any of the provisions of this Agreement, and in the case of a breach capable of remedy, fails to remedy the same within 90 days after receipt of a written notice giving full particulars of the material breach and requiring it to be remedied;

        12.3.2 that other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other Party under this Agreement);

        12.3.3 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other Party;

        12.3.4 any proceedings are filed or commenced by that other Party under bankruptcy, insolvency or debtor relief laws or anything analogous to any of the foregoing under the laws of any jurisdiction occurs in relation to that other Party;

12.4 For the purposes of Clause 12.3.1, a breach will be considered capable of remedy if the Party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

12.5 In further addition to the rights and termination provided for elsewhere in this Agreement, ELAN shall be entitled to terminate this Agreement at any stage without notice in the event that:-

        12.5.1 any applicable RHA, state or local regulatory approvals, laws, ordinances or regulations, present or future, for the FACILITY are amended, suspended or revoked, and as a result, the FACILITY ceases to be suitable for the manufacture and packaging of the CONTINUOUS SYSTEM and same is not cured within 90 days of such event. In the event of any dispute between the Parties as to the suitability of the FACILITY as a result of any such amendment, suspension or revocation, the Parties shall refer the matter an Expert in accordance with Clause 4.6;

        12.5.2. MINIMED fails to establish and validate in so far as is reasonably possible to "approvable" regulatory status in the US, the manual and fully automated production lines for the manufacture of the CONTINUOUS SYSTEM within * months of the dates designated in Clauses 6.2. and 6.3 respectively;

        12.5.3 the LICENCE AGREEMENT is terminated by ELAN in accordance with the terms set out therein; or


        12.5.4 a TECHNOLOGICAL COMPETITOR of a Party or a company with a directly competing product acquires * % or more of the other Party's voting stock or where * % or more of such company's voting stock is acquired by a Party hereto.

                     CLAUSE 13 - CONSEQUENCES OF TERMINATION

13.1 Upon exercise of those rights of termination specified in Clauses 12 or elsewhere in this Agreement, this Agreement shall, subject to the provisions of the Agreement which survive the termination of the Agreement, automatically terminate forthwith and be of no further legal force or effect.

13.2 Upon termination of the Agreement by either Party, the following shall be the consequences:-

        13.2.1 any sums that were due from one Party to the other Party under the


--------
* Confidential portion omitted and filed separately with the Commission provisions of this Agreement prior to the exercise of the right to terminate this Agreement as set forth herein shall be paid in full within 30 days of termination of this Agreement and such receiving Party shall not be liable to repay to the paying Party any amount of money paid or payable by such paying Party to the receiving Party up to the date of the termination of this Agreement;

        13.2.2 all confidentiality provisions set out herein shall remain in full force and effect for a period of * years from the date of termination of this Agreement;

        13.2.3. all documents or data containing ELAN KNOW-HOW or confidential information of ELAN including any electronic file, note, extract, analysis or any other way of representing or recording and recalling information which contains, reflects or is derived from ELAN KNOW-HOW or confidential information, shall be promptly returned by MINIMED to ELAN;

        13.2.4 all responsibilities and warranties shall insofar as they are appropriate remain in full force and effect;

        13.2.5 the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;

        13.2.6 MINIMED shall provide at MINIMED's fully allocated cost plus * %, for a reasonable period which shall be decided by common consent, all reasonable assistance to ELAN (or ELAN's designee) in the working up and use of the ELAN INTELLECTUAL PROPERTY and the specifications and plans for the tools, machinery and equipment necessary to manufacture the CONTINUOUS SYSTEM as well as for the training of ELAN's personnel, provided however, that where termination is due to the default of MINIMED, such assistance shall be provided without charge. For this purpose, MINIMED shall receive ELAN's staff in its premises for periods the term of which shall be decided by common consent. For the avoidance of doubt, in no event shall Clause 13.2.2 or Clause
                16.1 restrict ELAN's use of the specifications and plans for the tools, machinery and equipment furnished pursuant to this paragraph or any information which may have been disclosed to ELAN pursuant to Clause 6.


                       CLAUSE 14 - WARRANTY AND INDEMNITY

14.1    ELAN represents and warrant to MINIMED as follows:


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* Confidential portion omitted and filed separately with the Commission

        14.1.1 ELAN is duly and validly existing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of ELAN), and is in material compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

        14.1.2 ELAN has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by ELAN and constitutes the legal and valid obligations of ELAN and is enforceable against ELAN in accordance with its terms and the execution, delivery and performance of this Agreement and the transactions contemplated hereby and will not violate or result in a default under or creation of lien or encumbrance under ELAN's memorandum and articles of association or any material agreement or instrument binding upon or affecting ELAN or its properties or assets or any applicable laws, rules, regulations or orders affecting ELAN or its properties or assets;

        14.1.3 ELAN is not in material default of its memorandum and articles of association, any applicable material laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation;

        14.1.4 ELAN represents and warrants that the execution of this Agreement will not breach or in any way be inconsistent with the terms and conditions of any licence, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party.

14.2    MINIMED represents and warrants to ELAN as follows:

        14.2.1 MINIMED is duly and validly existing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of MINIMED), and is in material compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

        14.2.2 MINIMED has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by MINIMED and constitutes the legal and valid obligations of MINIMED and is enforceable against MINIMED in accordance with its terms and the execution, delivery and performance of this Agreement and the transactions contemplated hereby and will not violate or result in a default under or creation of lien or encumbrance under MINIMED's bylaws and certificate of association or any material agreement or instrument binding upon or affecting MINIMED or its properties or assets or any applicable laws, rules, regulations or orders affecting MINIMED or its properties or assets;

        14.2.3 MINIMED is not in material default of its bylaws and certificate of association, any applicable material laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation;

        14.2.4 MINIMED represents and warrants that the execution of this Agreement will not breach or in any way be inconsistent with the terms and conditions of any licence, contract, understanding or agreement, whether express, implied, written or oral between MINIMED and any third party;

        14.2.5 MINIMED represents and warrants that MINIMED is in material compliance with all Environmental Law and is not subject to any material liability under any Environmental Law with respect to the FACILITY. For the purpose of this Agreement, "Environmental Law" shall mean the common law and any applicable Federal, State and local laws or regulations, codes, ordinances or rules relating to pollution or protection of public health or the environment, including without limitation ambient air, indoor air, surface water, ground water, landsurface or subsurface.

        14.2.6 MINIMED will maintain in effect all governmental permits, licenses, orders, applications and approvals required of it and make all filings and notifications required of it regarding the manufacture of the CONTINUOUS SYSTEM and the generation, storage, treatment, transport, distribution, possession, handling and disposal of any WASTE;

        14.2.7 MINIMED represents and warrants that MINIMED and its employees have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred under the provisions of Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992. MINIMED agrees that it shall immediately notify ELAN in the event that it becomes debarred or receives notice of action or threat of action with respect to debarment during the terms of this Agreement.

14.3. MINIMED further represents and warrants that, MINIMED shall manufacture and package the CONTINUOUS SYSTEM in accordance with the instructions furnished by ELAN to MINIMED, which are reasonably acceptable to MINIMED, the REGULATORY APPLICATION and any granted REGULATORY APPROVALS. and all applicable regulations and requirements of the RHAs in the TERRITORY including the then cGMP regulations which apply to the manufacture and supply of the CONTINUOUS SYSTEM.

14.4 MINIMED shall indemnify, defend and hold harmless ELAN against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees) to which ELAN is or may become subject insofar as they arise or are alleged or claimed to arise from (i) the manufacture or packaging of the CONTINUOUS SYSTEM, but only to the extent that such claim results from the negligent act or omission of MINIMED or its agents or employees in the manufacture and packaging of the CONTINUOUS SYSTEM or (ii) any breach by the MINIMED of any of its obligations or warranties under this Agreement.

14.5 ELAN shall indemnify, defend and hold harmless MINIMED from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) to which MINIMED is or may become liable insofar as they arise (i) out of any breach by ELAN of any of its obligations or warranties under this Agreement, or (ii) solely from any claim relating to any compound (except for the COMPOUND in the LICENCE AGREEMENT) which is delivered by the CONTINUOUS SYSTEM.

14.6 As a condition of obtaining an indemnity in the circumstances set out in Clauses 14.4 and 14.5, the Party seeking an indemnity shall:

        14.6.1 fully and promptly notify the other Party of any claim or proceedings, or threatened claim or proceedings;

        14.6.2 permit the indemnifying Party to take full control of such claim or proceedings;

        14.6.3 assist in the investigation and defence of such claim or proceedings;

        14.6.4 not compromise or otherwise settle any such claim or proceedings without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and

        14.6.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.

14.7 Notwithstanding anything to the contrary in this Agreement, MINIMED and ELAN shall not be liable to the other by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement (including but in no event limited to Clause 14.7), for any consequential or incidental or punitive loss or damage (whether for loss of profits or otherwise) and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise including any product recall.

14.8 Each Party shall maintain comprehensive general liability insurance, including product liability insurance on the CONTINUOUS SYSTEM in such prudent amount as shall be determined by the PROJECT TEAM. Each Party shall provide the other Party with a certificate from the insurance company verifying the above and undertakes to notify such Party directly at least 30 days prior to the expiration or termination of such coverage. ELAN shall ensure that its LICENSEES also maintain adequate comprehensive general liability insurance, including product liability insurance on any products containing the CONTINUOUS SYSTEM which such LICENSEES market in the TERRITORY.


          CLAUSE 15 - CUSTOMER COMPLAINTS AND CONTINUOUS SYSTEM RECALL

15.1    ELAN shall notify MINIMED promptly:-

        15.1.1 of any complaints from third parties reported to ELAN involving any serious and unexpected adverse device events or incident reports resulting from the use of the CONTINUOUS SYSTEM; and

        15.1.2 of any potential recall of the CONTINUOUS SYSTEM by any governmental authority.

        The PROJECT TEAM shall establish a procedure for formal customer complaints and adverse event handling and reporting.

15.2 ELAN or its LICENSEES shall be responsible, at ELAN or its LICENSEES' cost, for maintaining and filing any reports regarding the CONTINUOUS SYSTEM with the RHA in any country of the TERRITORY including but not limited to all formal adverse event handling reports, and post marketing reports.

15.3 In the event of any recall of any of the CONTINUOUS SYSTEM, as suggested or requested by any governmental authority:

        15.3.1 ELAN or its LICENSEE shall perform the recall of such CONTINUOUS SYSTEM in the TERRITORY and save as provided in Clause 15.3.2, in all events the recall costs shall be borne by ELAN or its LICENSEE.

        15.3.2 If the recall arises from MINIMED's negligent acts or omissions in manufacturing such CONTINUOUS SYSTEM, the recall costs shall be borne by MINIMED provided that ELAN or its LICENSEES could not have reasonably discovered the said act(s) or omission(s) prior to the sale of such CONTINUOUS SYSTEM by following the testing protocol to be agreed by ELAN or its LICENSEE, and MINIMED.

                In the event that MINIMED should bear the costs of any recall hereunder, MINIMED shall be entitled but not obliged to take over and perform the recall of the CONTINUOUS SYSTEM described in Clause 15.3.1 and ELAN shall provide MINIMED at no cost with all such reasonable assistance as may be required by MINIMED.


                      CLAUSE 16 - MISCELLANEOUS PROVISIONS

16.1    SECRECY:

        16.1.1 Any information, whether written or oral (oral information shall be reduced to writing within one month by the Party giving the oral information and the written form shall be furnished to the other Party) pertaining to the CONTINUOUS SYSTEM that has been or will be communicated or delivered by MINIMED to ELAN, or by ELAN to MINIMED, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by ELAN and MINIMED, respectively, as confidential information, disclosed to employees who are bound by obligations of confidentiality only on a need-to-know basis, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth herein to the extent that such confidential information:-

                (1) is available to the public in public literature or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such confidential information; or

                (2) was known to the Party receiving such confidential information prior to the receipt of such confidential information by such Party, whether received before or after the date of this Agreement; or

                (3) is obtained by the Party receiving such confidential information from a third Party not subject to a requirement of confidentiality with respect to such confidential information;

                        or

                (4) is required to be disclosed pursuant to: (A) any order of a court having competent jurisdiction and power to order such information to be released or made public; or
                        (B) any lawful action of a
                        governmental or regulatory agency provided that each Party shall notify the other in writing of any disclosure of information required hereunder prior to such disclosure; or

                (5) is proven by documentary evidence to have been independently discovered, after the date of this Agreement, by the Party receiving such confidential information without the aid, application or use of confidential information.

        16.1.2 Each Party shall take in relation to the confidential information of the other Party all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any third party; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorisation from the applicable RHA or any governmental or regulatory agency or, with the prior written consent of the other Party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

        16.1.3.The Party receiving confidential information undertakes that any further confidential information which may come to the knowledge of the receiving Party as a result of any visits, inclusive of the form, materials and design of the various elements of any relevant plant and equipment which may be seen at such establishments as well as the plant as a whole, the methods of operation thereof and the various applications thereof, shall be kept strictly confidential, and shall be deemed to be confidential information which is protected by the terms of this Agreement.

        16.1.4 Each of the Parties agrees that it will not use, directly or indirectly, any know-how of the other Party (MINIMED KNOW-HOW or ELAN KNOW-HOW, as the case may be), or other confidential information disclosed to it by the other Party or obtained by it from the other Party pursuant to this Agreement, other than as expressly provided herein.

        16.1.5 Neither Party will publicise the existence of this Agreement in any way without the prior written consent of the other Party subject to the disclosure requirements of applicable laws and regulations. In the event that either Party wishes to make an announcement concerning the Agreement, that Party will seek the consent of the other Party. The terms of any such announcement shall be agreed in good faith. ELAN and MINIMED shall also co-operate in good faith with respect to any stock exchange filings, public announcements or filings with the United States Securities and Exchange Commission which may be necessary upon or following execution of this Agreement.

16.2    ASSIGNMENTS/ SUB-CONTRACTING:

        16.2.1. This Agreement may not be assigned by either Party without the prior written consent of the other Party, save that either Party may assign this Agreement in whole or in part and delegate its duties hereunder to its AFFILIATE or AFFILIATES without such consent provided that such assignment or delegation has no material adverse tax implications for the other Party. Each party shall be responsible for the acts and/or omissions of its respective AFFILIATES.

        16.2.2. MINIMED shall have the right to subcontract any portion of the manufacturing of the CONTINUOUS SYSTEM to a third party with the prior written consent of ELAN, which consent shall not be unreasonably withheld or delayed, save that in no event shall MINIMED be entitled to assign or subcontract any activities to a TECHNOLOGICAL COMPETITOR of ELAN. MINIMED shall be liable to ELAN for all acts and omissions of any permitted sub-contractor as though such acts and omissions were by MINIMED.

16.3    NON-SOLICITATION

        Each Party agrees that, for the TERM of this Agreement and for a period of two year after the date of termination of this Agreement, it will not, directly or indirectly, solicit for employment any employees of the other Party or any of its AFFILIATES who became known to it as a result of this Agreement; provided, however, that any such solicitation shall not be deemed a breach of this Agreement if (i) the personnel who perform such solicitation have no knowledge of this Agreement and (ii) none of the soliciting Party's personnel who are aware of this Agreement have actual advance knowledge of such solicitation. The term "solicit for employment" shall not be deemed to include general solicitations of employment not specifically directed towards employees of a Party or any of its AFFILIATES.

16.4    PARTIES BOUND:

        This Agreement shall be binding upon and enure for the benefit of Parties hereto, their successors and permitted assigns.

16.5    SEVERABILITY:

        If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:-

        16.5.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree; and

        16.5.2 the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

16.6    FORCE MAJEURE:

        16.6.1. Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, earthquakes, acts of war, or intervention of a government authority, non-availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

        16.6.2 If either Party is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, that Party shall forthwith serve notice in writing on the other party specifying the nature and extent of the circumstances giving rise to force majeure, and shall subject to service of such notice and to Clause 16.6.4 have no liability in respect of the performance of such of its obligations as are prevented by the force majeure events during the continuation of such events, and for such time after they cease as is necessary for that Party, using all reasonable endeavours, to recommence its affected operations in order for it to perform its obligations.

        16.6.3 If either Party is prevented from performance of its obligations for a continuous period in excess of 180 days , the other Party may terminate this Agreement forthwith on service of written notice upon the Party so prevented, in which case neither party shall have any liability to the other except that rights and liabilities which accrued prior to such termination shall continue to subsist.

        16.6.4 The Party claiming to be prevented or delayed in the performance of any of its obligations under this Agreement by reason of force majeure shall use reasonable endeavours to bring the force majeure event to a close or to find a solution by which the Agreement may be performed despite the continuance of the force majeure event.

16.7    RELATIONSHIP OF THE PARTIES:

        Nothing contained in this Agreement is intended or is to be construed to constitute MINIMED and ELAN as partners or members of a joint venture or either Party as an employee of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

16.8    AMENDMENTS:

        No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorised representative of both Parties.

16.9    WAIVER:

        No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

16.10   NO EFFECT ON OTHER AGREEMENTS:

        No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

16.11   GOVERNING LAW AND JURISDICTION:

        This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. Each of the parties hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in the County, City and State of New York over any action or proceeding arising out of or relating to this Agreement, and each hereby waives the defence of an inconvenient forum for the maintenance of such an action.

16.12   NOTICE:

        16.12.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

                      Elan Pharmaceutical Technologies at
                      Elan Corporation, plc.
                      Lincoln House
                      Lincoln Place
                      Dublin 2

                      Ireland.

                      Attention:   Vice-President & General Counsel,
                                   Elan Pharmaceutical Technologies
                      Telephone:    353 1 7094000
                      Telefax :     353 1 7094124


               Elan Pharma International Limited at

                      Elan Pharma International Limited
                      WIL House
                      Shannon Business Park
                      Shannon
                      Co. Clare
                      Ireland.

                      Attention:  Company Secretary
                      Telephone:  353 61 363533
                      Telefax:  353 61 362010


               MINIMED at

                      MiniMed Inc.
                      12744 San Fernando Road
                      Sylmar
                      California 91342
                      United States of America

                      Attention:   Senior Vice President and General Counsel
                      Telephone:  818 362 5958

                      Telefax: 818 367 1460

               or to such other address(es) and telecopier numbers as may from time to time be notified by either Party to the other hereunder.

        16.12.2 Any notice sent by mail shall be deemed to have been delivered within 7 working days after despatch and any notice sent by telex or telecopy shall be deemed to have been delivered within 24 hours of the time of the despatch. Notice of change of address shall be effective upon receipt.

16.13   FURTHER ASSURANCE CLAUSE

        Upon request, ELAN and MINIMED shall (and shall procure that any other necessary parties shall) execute and do all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the other party the full benefit of the terms hereof.



IN WITNESS of which the Parties have executed this Agreement.


Executed by ELAN PHARMACEUTICAL TECHNOLOGIES on 11th June, 1999


By :      /s/ LARRY A. STERNSON
         ------------------------------

Name:     Larry A. Sternson
         ------------------------------

Title:    President
         ------------------------------



Executed by ELAN PHARMA INTERNATIONAL LIMITED on 11th June, 1999


By :      /s/ DAVID HURLEY
         ------------------------------

Name:     David Hurley
         ------------------------------

Title:    Director
         ------------------------------


Executed by MINIMED INC. on 11th June, 1999


By:      /s/  TERRANCE H. GREGG
    -------------------------------
Name:    Terrance H. Gregg

Title:  President and Chief Operating Officer